Exhibit 10.4

UNSECURED CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THEREFORE THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

$1,100,000	Los Angeles, California

FOR VALUE RECEIVED, Osage Exploration and Development, Inc., a Delaware corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of the Marie Baier Foundation, a California foundation, or its assigns (the "Holder") at _____________, ____________, California ________ the principal amount of One Million One Hundred Thousand Dollars ($1,100,000), together with interest thereon as provided below. Subject to Section 1.6 hereof, all payments shall be in lawful currency of the United States of America. Holder acknowledges that this Unsecured Convertible Promissory Note (this “Note”) is an unsecured obligation of the Borrower.

The following terms shall apply to this Note:

ARTICLE I
PAYMENT AND DEFAULT RELATED PROVISIONS

1.1    Payment. On September 30, 2008 (the “Maturity Date”), unless previously paid, and except to the extent previously converted as provided herein, the entire principal amount of this Note shall be due and payable in full. Interest hereunder shall be due and payable quarterly on each September 30, December 31, March 31 and June 30, commencing September 30, 2007, each Conversion Date (as defined below) (as to the principal amount then being converted) and on the Maturity Date (collectively, the “Interest Payment Dates”). All payments to be made under this Note shall be made to Holder at its address stated above in the introductory paragraph of this Note, or at such other address or, if by wire, such other bank account, as may be designated in writing by Holder from time to time.

1.2    Interest Rate. Interest shall accrue on the outstanding principal balance of this Note at the annual rate of eight percent (8%); provided, however, that if, and for so long as, any payment of interest or principal is not received by the Holder when the same is due hereunder or other “Event of Default” (as hereinafter defined) shall have occurred and be continuing, interest hereunder shall be increased to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law. Interest under this Note shall be calculated on the basis of a 360-day year for the actual days elapsed.

1.3    Order of Payments. All payments made by Borrower hereunder (including, without limitation, any prepayments) shall be applied, first, to the payment of costs or expenses payable by Borrower hereunder, second, to the payment of accrued but unpaid interest (including default interest), and last, to the reduction of the outstanding principal balance thereof.

1.4    No Setoff or Counterclaim. All payments under this Note shall be made to the Holder without set-off, recoupment, counterclaim or other deduction whatsoever.

1.5    Waiver of Presentment and Enforcement.   All parties now or subsequently liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentation for payment, demand, notice of nonpayment or dishonor, protest and notice of protest and any and all lack of diligence or delay in collection or enforcement hereof.

1.6    Payment at Maturity. Borrower may elect to pay at the Maturity Date (and only at the Maturity Date) all or any portion of the outstanding principal balance of this Note either in cash or by the issuance of units of securities of Borrower, each unit (“Unit”) consisting of one share of common stock of Borrower (“Common Stock”) and one warrant to purchase one share of common stock of Borrower, exercisable for three years from the date of issuance, at an initial exercise price of $1.25 and otherwise in the form of the Warrant attached hereto as Exhibit 1 (“Warrant”), subject to adjustment as provided below, or by a combination of cash and Units. Each Unit shall be valued for this purpose at an initial value of $1.00, subject to adjustment as provided below in this Section 1.6 and in Article II. Thus, on the Maturity Date of this Note, 1,100,000 Units may be used to pay principal amount outstanding if no principal payments shall have been made on the Note prior to Maturity and no adjustments shall have been made to the value of a Unit. If Borrower elects to repay the principal balance of this Note with Units, Borrower shall so notify the Holder at least 30 days prior to the Maturity Date. If, at any time after the date hereof, Common stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, spin-off or similar event, in addition to the adjustments called for in Article II an appropriate adjustment shall be made in the value of the Units for purposes of this Section 1.6. The exercise price of the Warrants made part of the Units shall be subject to adjustment as provided in the Warrants.

ARTICLE II
CONVERSION RIGHTS

2.1    Conversion into the Borrower's Common Stock.

(a)    The Holder shall have the right, but not the obligation, upon delivery to the Borrower  of the Holder’s written request for conversion (a “Notice of Conversion”) at any time and from time to time until this Note is fully paid, to convert all or any portion of the outstanding principal balance and accrued and unpaid interest on this Note set forth in each such Notice of Conversion into Units at the Conversion Price (as defined in Section 2.1(b). The Borrower shall issue to the Holder within fifteen (15) business days from the date of delivery of a Conversion Notice (the “Conversion Date”) that number of Units determined by dividing that portion of the outstanding balance of this Note to be converted by the Conversion Price.

(b)    Subject to adjustment as set forth in this Section 2.1, the conversion price shall be equal to $1.00 (the “Conversion Price”). It is understood that the securities to be issued to Holder shall be restricted, and that there is little to no liquidity or resale market in the securities. The Holder shall be entitled to customary “piggy-back” registration rights with respect to any and all Units and Common Stock, Warrants and other securities made part of such Units, and all Common Stock underlying such Warrants or other securities, issued to the Holder under this Note.

(c)    If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other person or entity, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares and warrants or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(d)    If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock and Warrants immediately prior to such reclassification or other change.

(e)    If the shares of Common Stock are subdivided or combined into a greater number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event. In the event that the number of shares is reduced to a smaller number of shares as in a stock reverse, the conversion price shall remain the same pursuant to the provisions of 2.1(b).

(f)    The Borrower shall reserve at all times out of its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of all Common Stock issuable upon the full conversion of this Note and upon the exercise, in full, of all Warrants issuable upon the full conversion of this Note. The Borrower represents that upon issuance, all such Common Stock will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock and Warrants upon the conversion of this Note.

2.2    Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1. Upon any partial conversion of this Note, the remaining balance outstanding of this Note will remain in full force and effect.

ARTICLE III
EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived:

3.1    Failure to Pay Principal or Interest. The Borrower fails to pay when due any portion of the principal, interest or other amount under this Note.

3.2    Breach of Covenant. The Borrower breaches any covenant or other term or provision of this Note in any material respect and such breach, if subject to cure, continues for a period of five (5) calendar days after written notice to the Borrower from the Holder.

3.3    Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading.

3.4    Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5    Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

3.6    Failure to Deliver Securities or Replacement Note. The Borrower's failure to timely deliver to the Holder Units, Common Stock, Warrants or other securities, or any replacement Note, pursuant to and in the form required by this Note.

3.7    Remedies of Holder are Cumulative. The remedies of Holder as provided herein, and any one or more of them, whether in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Holder’s sole discretion, and may be exercised as often as Holder may decide in its sole and absolute discretion.

ARTICLE IV
MISCELLANEOUS

4.1    Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2    Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower and Holder at the addresses on the first page of this Note or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

4.3    Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4    Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

4.5    Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of or in the federal courts located in the State of California. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

4.7    Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8    Prepayment. This Note may be paid (in whole or in part) prior to the Maturity Date, in cash, without the consent of the Holder upon not less than 30 days’ prior notice from the Borrower to the Holder. The Holder shall have the right at any time prior to the prepayment date to exercise the conversion rights under Article II.

4.9    Time. Time is of the essence as to all matters in and related to this Note.

4.10    Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

4.11    Commission. The parties acknowledge that the Borrower will pay a placement agent’s fee of 5% of the principal amount of this Note to Viewpoint Securities, LLC and that no other placement fees, commissions, broker’s fees or finder’s fees, are owed to any other party.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its Chief Executive Officer on this ___ day of July~~,~~ 2007.

OSAGE EXPLORATION AND DEVELOPMENT, INC.

By: ____________________________________
Name: Kim Bradford
Title: President and Chief Executive Officer

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby irrevocably elects, as of the Date of Conversion stated below, to convert $_______ of the principal and interest due on the $1,100,000 Note issued by OSAGE EXPLORATION AND DEVELOPMENT, INC. on July __, 2007 into Units of OSAGE EXPLORATION AND DEVELOPMENT, INC. (the "Company") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _______________

Initial Conversion Price: $1.00 (One Dollar) per Unit (subject to adjustment as provided in the Note)

Number of Units To Be Delivered: ________

Signature:______________________________________

Print Name:_____________________________________

Print Title:______________________________________

Print Name of Current Note Holder:__________________

Address:	________________________________________________________________________________________________
____________________________________________________________________________________

Tax ID: ________________________________